UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2024

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
3.125% Notes Due 2032	KO32	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
3.375% Notes Due 2037	KO37	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
3.500% Notes Due 2044	KO44	New York Stock Exchange
3.750% Notes Due 2053	KO53	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Coca-Cola Company (the “Company”) announced that, effective January 1, 2025, Henrique Braun, age 56, has been named Executive Vice President and Chief Operating Officer of the Company. In this expanded role, Mr. Braun will be responsible for all the Company’s operating units worldwide. Mr. Braun joined the Company in 1996 and progressed through roles of increasing responsibilities in North America, Europe, Asia and Latin America. Those positions included supply chain, new business development, marketing, innovation, general management and bottling operations. He has served in regional, business unit and corporate functions. Mr. Braun served as the President of the Greater China and Korea business unit from April 2013 to August 2016, the President of the Brazil business unit from September 2016 to September 2020, and the President of the Latin America operating unit from October 2020 to December 2022. Mr. Braun was named President, International Development, with oversight of seven of the Company’s operating units in January 2023 and was appointed Executive Vice President in January 2024. He will continue to serve as Executive Vice President and President, International Development until his appointment to Executive Vice President and Chief Operating Officer.

On December 11, 2024, the Company provided a letter to Mr. Braun to confirm his new position and primary compensation elements that will be effective commencing January 1, 2025. Pursuant to Mr. Braun’s letter, his base salary will be $1,050,000 effective as of January 1, 2025. Mr. Braun will continue to be eligible to participate in the Company’s Annual Incentive Plan and Long-Term Incentive program, and the Talent and Compensation Committee of the Board of Directors (the “Compensation Committee”) set Mr. Braun’s target annual incentive at 175% of his annual base salary. Mr. Braun will continue to be subject to the Company’s share ownership guidelines, and he will receive certain additional benefits described therein. Details regarding base salary determinations, the Annual Incentive Plan and the Long-Term Incentive program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2024 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 18, 2024. The foregoing description is qualified in its entirety by reference to the letter to Mr. Braun, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Braun is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter, dated December 11, 2024 from the Company to Mr. Braun.
99.1	Press Release of The Coca-Cola Company, dated December 11, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: December 11, 2024	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Executive Vice President and Global General Counsel